Exhibit 10.88

RESTRICTED STOCK UNIT AGREEMENT

PURSUANT TO THE

NEXSTAR MEDIA GROUP, INC.
2019 LONG-TERM EQUITY INCENTIVE PLAN

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Participant:

Grant Date:

Number of Restricted Stock Units Granted:

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THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Nexstar Media Group, Inc. (the “Company”), and the Participant specified above, pursuant to the Nexstar Media Group, Inc. 2019 Long-Term Equity Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”); and

WHEREAS, the Committee has been determined that it would be in the best interests of the Company to grant the Restricted Stock Units (“RSUs”) under the Plan as provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.Incorporation by Reference; Plan Document Receipt.  This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein.  Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan.  The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content.  In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.  By signing this Agreement, Participant further agree to accept as binding, conclusive and final all decisions and interpretations by the Committee of the Plan upon any questions arising under the Plan.

2.Grant of Restricted Stock Unit Award. Subject to the execution and return of this Agreement by the Participant to the Company as provided in Section 14 hereof, the Company hereby grants to the Participant, as of the Grant Date specified above, the number of

RSUs specified above, which represent the right to receive an equal number of shares of the Company’s common stock, $0.01 par value, subject to the fulfillment of the vesting conditions and other conditions set forth in this Agreement.  Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Common Stock underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement.

3.Vesting.

(a)[                                      ]

(b)Forfeiture. [                        ]

4.Delivery of Shares.

(a)General.  Subject to the provisions of Sections 4(b) hereof, within thirty (30) days following the vesting of the RSUs, the Participant shall receive the number of shares of Common Stock that correspond to the number of RSUs that have become vested on the applicable vesting date; provided that the Participant shall be obligated to pay to the Company the aggregate par value of the shares of Common Stock to be issued within ten (10) days following the issuance of such shares unless such shares have been issued by the Company from the Company’s treasury.  The Company may issue the shares either (i) in certificate form or (ii) book entry form, registered in the name of the Participant.  Delivery of any certificates will be made to the Participant’s last address reflected on the books of the Company unless the Company is otherwise instructed in writing.  Neither Participant nor any of Participant’s successors, heirs, assigns or personal representatives will have any further rights or interests in any RSUs that are so paid.

(b)Blackout Periods.  If the Participant is subject to any Company “blackout” policy or other trading restriction imposed by the Company on the date such distribution would otherwise be made pursuant to Section 4(a) hereof, such distribution shall be instead made on the earlier of (i) the date that the Participant is not subject to any such policy or restriction and (ii) the later of (A) the end of the calendar year in which such distribution would otherwise have been made and (B) a date that is immediately prior to the expiration of two and one-half months following the date such distribution would otherwise have been made hereunder; provided, however, the number of shares of such RSUs as are necessary to pay any federal, state or local taxes that are incurred in connection with such vesting may be sold outside of such “blackout” policy in order to make any tax payments required to be made in connection with such vesting.

(c)Deferrals.  If permitted by the Company, the Participant may elect, subject to the terms and conditions of the Plan and any other applicable written plan or procedure adopted by the Company from time to time for purposes of such election, to defer the distribution of all or any portion of the shares of Common Stock that would otherwise be distributed to the Participant hereunder (the “Deferred Shares”), consistent with the requirements of Section 409A of the Code.  Upon the vesting of RSUs that have been so deferred, the applicable number of Deferred Shares shall be credited to a bookkeeping account established on the Participant’s behalf (the “Account”).  Subject to Section 5 hereof, the number of shares of Common Stock equal to the number of

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Deferred Shares credited to the Participant’s Account shall be distributed to the Participant in accordance with the terms and conditions of the Plan and the other applicable written plans or procedures of the Company, consistent with the requirements of Section 409A of the Code.

5.Dividends; Rights as Stockholder.    The RSUs are bookkeeping entries only. Except as otherwise provided herein, the Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any RSU, including no dividend rights and no voting rights, unless and until the Participant has become the holder of record of such shares.

6.Non-Transferability.  No portion of the RSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the RSUs as provided herein, unless and until payment is made in respect of vested RSUs in accordance with the provisions hereof and the Participant has become the holder of record of the vested shares of Common Stock issuable hereunder.  Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any of the RSUs, or the levy of any execution, attachment or similar legal process upon the RSUs, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

7.Governing Law.  All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

8.Withholding of Tax.  The payment of any taxes arising as a result of this grant shall be Participant’s sole responsibility. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the RSUs and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement.  Any minimum statutorily required withholding obligation with regard to the Participant may be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable to the Participant hereunder.

9.Legend.  The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Common Stock issued pursuant to this Agreement.  The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares of Common Stock acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 9.

10.Securities Representations.  This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant.  The Participant hereby acknowledges, represents and warrants that:

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(a)The Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the RSUs.

(b)The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 10.

(c)If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Common Stock issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Common Stock and the Company is under no obligation to register such shares of Common Stock (or to file a “re-offer prospectus”).

(d)If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of Common Stock issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

11.Professional Advice.  The acceptance of this Agreement and the issuance of the RSUs and the underlying shares may have consequences under federal and state tax and securities laws, which may vary depending on the individual circumstances of the Participant.  Accordingly, the Participant acknowledges that he or she has been advised to consult the Participant’s legal and tax advisors in connection with this Agreement.  The Participant acknowledges that neither the Company nor any of its officers, directors, attorneys, or agents have made any representations as to the federal or state tax effects of, or any rights under, this Agreement.

12.Entire Agreement; Amendment.  This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter.  The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan.  This Agreement may also be modified or amended by a writing signed by both the Company and the Participant.  The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

13.Notices.  Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company.  Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

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14.Acceptance.  The Participant shall forfeit the Restricted Stock if the Participant does not execute this Agreement and return a fully executed copy of such agreement to the Company’s General Counsel within a period of 30 days from the date that the Participant receives this Agreement (or such other period as the Committee shall provide).

15.No Right to Employment.  Any questions as to whether and when there has been a termination of employment and the cause of such termination shall be determined in the sole discretion of the Committee.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.

16.Transfer of Personal Data.  The Participant authorizes, agrees and unambiguously consents to the collection, use and/or transmission by the Company (or any Subsidiary) of any personal data information related to the RSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan).  This authorization and consent is freely given by the Participant. The Participant authorizes the Company to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom the Participant may elect to deposit any shares received upon vesting of the RSUs.

17.Compliance with Laws.  The grant of RSUs and the issuance of shares of Common Stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto.  The Company shall not be obligated to issue the RSUs or any shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements.  As a condition to the settlement of the RSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

18.Resolution of Disputes.Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined solely by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Participant, the Participant’s heirs, executors, administrators and successors, and the Company and its Subsidiaries for all purposes.

19.Binding Agreement; Assignment.  This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns.  The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

20.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

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21.Headings.  The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

22.Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

23.Further Assurances.  Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

24.Severability.  The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

25.Acquired Rights.  The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the Award of RSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the RSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

NEXSTAR MEDIA GROUP, INC.

By:

Name: Perry A. Sook

Title: Chief Executive Officer and President

PARTICIPANT

Name:

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